SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         [X] Filed by the Registrant
         [ ] Filed by a Party other than the Registrant
         Check the  appropriate  box:
         [ ]  Preliminary  Proxy  Statement
         [ ]  Confidential, for Use of Commission Only (as permitted by rule 14a-6(e)(2))
         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]      Soliciting Material Pursuant to Rule 14a-11(c) or
                  Rule 14a-12

                               Centennial Bancorp
                (Name of Registrant as Specified in Its Charter)


                    (Name of Person(s) Filing Proxy Statement
                            if Other Than Registrant)

               Payment of filing fee (Check the appropriate box):
         [X]      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
                  or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
         [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  (1) Title of each class of securities to which transaction applies:



                  (2)      Aggregate number of securities to which
                           transaction applies:



                  (3)      Per  unit   price  or  other   underlying   value  of
                           transaction computed pursuant to Exchange Act Rule 0-11:



                  (4)      Proposed maximum aggregate value of transaction:



                  (5)  Total fee paid:



                  [ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


                  (1)  Amount Previously Paid:



                  (2)  Form, Schedule or Registration Statement no.:



                  (3)  Filing Party:



                  (4)  Date Filed:

                               CENTENNIAL BANCORP


                            NOTICE OF ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT


                                  MAY 15, 1996

                               CENTENNIAL BANCORP


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 15, 1996


          NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Centennial Bancorp, an Oregon corporation (the "Company"), will be held at 3 p.m. on May 15, 1996, at the Eugene Main Branch of Centennial Bank, 675 Oak Street, Suite 200, Eugene, Oregon, for the following purposes:

         1. To consider and act upon the election of five (5) directors of the Company.

         2.       To approve the 1995 Stock Incentive Plan.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


          Only shareholders of record at the close of business on March 8, 1996 are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof. Further information regarding voting rights and the business to be transacted at the annual meeting of shareholders is given in the accompanying Proxy Statement.

          Shareholders who find it convenient are invited to attend the meeting personally. If you are not able to do so and want your shares to be voted, it is important that you complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope.

          We hope that you will be able to attend the meeting. It is always a pleasure to meet and become better acquainted with shareholders of the Company.

          By order of the Board of Directors.



April 4, 1996                                                Cordy H. Jensen
                                                                   Secretary

- --------------------------------------------------------------------------------
                YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY
                        SO THAT YOUR VOTE CAN BE COUNTED.
- --------------------------------------------------------------------------------

                               CENTENNIAL BANCORP
                                 675 Oak Street
                              Eugene, Oregon 97401
                                 (503) 342-3970




                                 PROXY STATEMENT

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Centennial Bancorp (the "Company") to be used at the annual meeting of the Company's shareholders to be held on May 15, 1996. The approximate date of mailing this Proxy Statement and the accompanying form of proxy is April 4, 1996. The Company's 1995 Annual Report to Shareholders is being mailed to shareholders of the Company with this Proxy Statement.


                        PROXIES AND VOTING AT THE MEETING

          Unless otherwise noted, all share and per share information included in this Proxy Statement has been retroactively adjusted to reflect all stock dividends and stock splits effected by the Company prior to the date hereof.

          The only class of outstanding stock of the Company is its Common Stock, $2 par value. At March 8, 1996, the record date for determining shareholders entitled to vote at the meeting, there were 4,700,847 shares of Common Stock outstanding. Each holder of record of outstanding shares of Common Stock on the record date is entitled to one vote for each share held on every matter submitted at the meeting.

          A majority of the outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Brokers are permitted to vote the shares held by them in "street name" on routine matters without receiving specific directions from the beneficial owners of the shares, but brokers must receive specific directions from beneficial owners before they may vote on nonroutine matters. Thus, brokers enter a "broker nonvote" on nonroutine matters with respect to shares where the broker has not received direction from the beneficial owner. These broker nonvotes, as well as votes that are withheld from directors and abstentions, are counted in determining whether a quorum is present.

          If a proxy in the accompanying form is executed and returned, the shares represented thereby will be voted at the meeting in accordance with the instructions given in the proxy. If no instructions are given, the proxyholders will vote for management's nominees for director and for approval of the 1995 Stock Incentive Plan. They will vote in their discretion as to any other matters that may properly be brought before the meeting. Any proxy may be revoked prior to its exercise by giving written notice of revocation to the Secretary of the Company or by submitting to the Secretary a duly executed proxy bearing a later date. The attendance of a shareholder at the meeting will not revoke a proxy. Ballots and proxies will be counted by personnel of the Company.

          The cost of this proxy solicitation will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers, banks and other nominees for their expenses in sending proxy material to principals and obtaining their proxies. In addition to solicitation of proxies by mail, the Company may also use its officers and regular employees or officers and employees of Centennial Bank to solicit proxies from shareholders, either in person or by telephone, telegraph, or letter. Such persons will not be specially compensated for these activities.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

          Members of the Board of Directors are elected annually. The current members of the Board have been nominated to continue in office until the next annual meeting of shareholders, and until their successors have been elected and qualified. Although the Company knows of no reason why any of the nominees may be unable or unwilling to serve, if any nominee becomes unable or unwilling to serve, it is the intention of the persons named in the proxy to vote for any substitute nominee the Board of Directors of the Company may recommend. The Board does not have a standing nominating committee nor does it have a formal procedure to receive shareholder nominations, but it will consider any written recommendations sent to the attention of the Board at the Company's administrative offices at 675 Oak Street, P.O. Box 1560, Eugene, Oregon 97440.

          Directors are elected by a plurality of votes cast at the meeting, which means that the five nominees receiving the most votes at the meeting will be elected. Accordingly, a vote withheld from a particular nominee will not affect the outcome of an uncontested election. Shareholders are not entitled to cumulate votes for election of directors.

NOMINEES FOR DIRECTOR

          The following table gives certain information about each nominee for director, as of March 8, 1996. With the exception of Mr. Giustina (who was elected to the Board in May 1995) and Mr. Jensen (who was appointed to the Board in February 1994), all nominees have served as directors of the Company since the Company's organization in 1981. All of the nominees (together with other people) are also directors of the Company's subsidiary, Centennial Bank (sometimes referred to herein as the "Bank"). Mr. Williams is also Chairman of the Board of Centennial Mortgage Co. ("Centennial Mortgage"), another subsidiary of the Company.


Name (Age) and               Principal Occupation
Position with Company        (During the last 5 Years)
- ---------------------        -------------------------

Brian B. Obie (54)           President of Obie Industries, Inc.
Chairman of the Board        (broadcasting, outdoor advertising,
                             media and real estate development);
                             former mayor of Eugene, Oregon

Robert L. Newburn (64)       President and Chief Executive Officer
Vice-Chairman of the         of Pacific Petroleum Company (retail
Board                        distribution of petroleum products);
                             Chairman of the Board of Centennial Bank

Richard C. Williams (56)     President and Chief Executive Officer
President, Chief             of the Company; Chief Executive
Executive Officer and        Officer and Vice Chairman of
Director                     Centennial Bank

Cordy H. Jensen (56)         President and owner of Station
Director and Secretary       Masters Inc. (restaurant and lounge);
                             Managing Partner of McKenzie Brewing
                             Co.;   Managing   Partner   of   CAC
                             Investments  (real estate  rentals);
                             major  shareholder in Menu Book Inc.
                             (publishing)

Dan Giustina (46)            Managing Partner of Giustina
Director                     Resources (owns and manages timber and
                             timberland);   member/manager  of  G
                             Group   LLC   (owns   and    manages
                             residential   and  commercial   real
                             estate); director of Centennial Bank
                             since 1991


          The Board of Directors held 13 meetings during 1995. Each director, during his tenure on the Board of Directors of the Company in 1995, attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of meetings held by committees of the Company's Board of Directors on which the director served.


BOARD COMMITTEES

          The Board of Directors has two committees. The Audit Committee consists of all members of the Board of Directors. It reviews the scope of internal and external audit activities and the results of the Company's annual audit. The Audit Committee did not meet formally in 1995, but the scope and results of the Company's audit were reviewed at the Company's regular Board meetings.

          The Compensation Committee administers the Company's stock option plans and determines management compensation. The members of the Compensation Committee are Messrs. Obie, Newburn, Giustina (since his election to the Board in May 1995) and Jensen. The Compensation Committee held four meetings in 1995, which were attended by all members of the committee during their tenure on the committee.

          In addition, Centennial Bank has an Audit and Personnel Committee of its Board of Directors consisting of four nonemployee members of Centennial Bank's Board of Directors who are not also members of the Company's Board of Directors. The Audit and Personnel Committee meets periodically with management to ensure that appropriate audits of Centennial Bank's affairs are being conducted. The Audit and Personnel Committee also reviews the reports of examinations of Centennial Bank conducted by the Federal Deposit Insurance
Corporation and the Oregon Department of Consumer and Business Services. Centennial Bank also has an Asset/Liability Committee, which has seven members, three of whom (Messrs. Newburn, Jensen and Williams) are directors of the Company. The Asset/Liability Committee meets weekly.

          The Board of Directors of the Company approves the independent auditors selected by the Company's management. The independent auditors have direct access to the Company's Board of Directors, and the employees responsible for conducting internal reviews have direct access to the Bank's Audit and Personnel Committee to discuss the results of their examinations, the adequacy of internal accounting controls and the integrity of financial reporting.


                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

          The  following   table  sets  forth  certain   information   regarding
beneficial ownership of the Company's Common Stock at February 29, 1996 by: (i) each person who is known by the

Company to own beneficially more than 5% of the Common Stock; (ii) each nominee for director; (iii) the executive officers named in the Summary Compensation Table below; and (iv) all executive officers and nominees as a group. Each named beneficial owner has sole voting and investment power with respect to the shares listed unless otherwise indicated.

                                            Amount and Nature of
                                                  Beneficial
Name of Beneficial Owners                         Ownership                     Percent of Class
- -------------------------                   --------------------                ----------------

Brian B. Obie                                       134,574(1)                         2.9

Robert L. Newburn                                    99,140(2)                         2.1

Dan Giustina                                         34,277(3)                          .7

Cordy H. Jensen                                     114,392(4)                         2.4

Richard C. Williams                                 191,440(5)                         4.0

Ron R. Peery                                        154,104(6)                         3.3

David M. Gazeley                                     71,642(7)                         1.5

Trust Dept., Bank of
  America Oregon                                    331,963(8)                         7.1

FBL Investment Advisory Services, Inc.              365,664(9)                         7.2

All executive officers and directors
  as a group (12 persons)                         1,059,235(10)                       21.8


(1) Includes 14,870 shares held by Mr. Obie's wife, 67,382 shares held by Obie Media Corporation of which Mr. Obie is President and owns a controlling interest, and 7,335 shares which could be acquired within 60 days by exercise of stock options.

(2) Includes 73,648 shares which are held jointly with Mr. Newburn's wife, 6,626 shares which are held by Mr. Newburn as custodian for minors, and 17,881 shares which could be acquired within 60 days by exercise of a stock option.

(3) Includes 14,525 shares which could be acquired within 60 days by exercise of a stock option.

(4) Includes 73,648 shares which are jointly held with Mr. Jensen's wife, 321 shares which are held by Mr. Jensen as custodian for a minor, 40 shares which are held jointly in CAC Investments, a partnership of which Mr. Jensen is the Managing Partner, 18,311 shares which are held by Mr. Jensen as trustee for his mother, and 7,335 shares which could be acquired within 60 days by exercise of a stock option.

(5) Includes 42,586 shares which could be acquired within 60 days by exercise of a stock option. Also includes 63,609 shares which are held of record for Mr. Williams' account by Bank of America Oregon ("B of A") as trustee of Centennial Bank's Employee Savings and Profit Sharing Plan (the "Employee Savings Plan"); B of A has sole voting power over such shares.

[footnotes continued on next page]

[footnotes continued from previous page]

(6) Includes 66,616 shares which are held jointly with Mr. Peery's wife, 3,141 shares which are held jointly with Mr. Peery's mother, 10,274 shares which are held by Mr. Peery's wife, and 25,578 shares which could be acquired within 60 days by exercise of a stock option. Also includes 40,239 shares which are held of record for Mr. Peery's account by B of A as trustee of the Employee Savings Plan; B of A has sole voting power over such shares.

(7) Includes 904 shares which are held by Mr. Gazeley's wife, 32,065 shares which are held jointly with Mr. Gazeley's wife as trustees of the Gazeley Family Trust, 321 shares which are held by Mr. Gazeley as custodian for a minor, 2,936 shares which could be acquired within 60 days by exercise of a stock option, and 31,013 shares which are held of record for Mr. Gazeley's account by B of A as trustee of the Employee Savings Plan; B of A has sole voting power over such shares.

(8) The Trust Department of B of A is the trustee of the Employee Savings Plan and as such is the record holder of these shares; sole investment power over these shares is held by the respective beneficiaries of the individual accounts maintained under such plan. B of A's address is 1001 S.W. Fifth Avenue, Portland, Oregon 97204.

(9) FBL Investment Advisory Services, Inc. is an investment adviser registered under the Investment Advisers Act of 1940 whose address is 5400 University Avenue, West Des Moines, IA 50266. The shares shown as beneficially owned represent shares underlying $3,769,000 of Centennial Bancorp Convertible Debentures due May 1, 2004, which are held on behalf of various investment advisory clients, none of which individually owns more than 5%.

(10) Includes 163,835 shares which could be acquired within 60 days by exercise of stock options. Also includes 263,187 shares which are held of record for the accounts of certain executive officers by B of A as trustee of the Employee Savings Plan; B of A has sole voting power over such shares.


                        INFORMATION REGARDING MANAGEMENT


EXECUTIVE OFFICERS

          The following information identifies the executive officers of the Company. Subject to certain obligations of the Company described below under "Employment and Change of Control Agreements," all executive officers serve at the discretion of the Board of Directors.


Name of Individual (Age)     Positions and Offices Held
- ------------------------     --------------------------

Richard C. Williams (56)     President, Chief Executive Officer and a
                             director of the Company since 1981; Vice
                             Chairman and Chief Executive Officer of
                             Centennial Bank since 1992; President of
                             Centennial Bank from 1977 to 1992; a
                             director of Centennial Bank since 1977;
                             a director of Centennial Mortgage since
                             1987.

Ron R. Peery (56)            Executive Vice President of the Company
                             since 1986; President and Southern
                             Region Manager of Centennial Bank since
                             January 1996; President and Chief
                             Operating Officer of Centennial Bank
                             from 1992 through December 1995;
                             Executive Vice President of Centennial

                             Bank from 1982 to 1992;  a  director
                             of Centennial Mortgage since 1987.

Eric H. Hardin (55)          Executive Vice President of the Company
                             and of Centennial Bank since 1989;
                             Senior Vice President of the Company
                             from 1986 to 1989; Senior Vice President of Centennial Bank from 1982 to 1989.

Gary L. Stevens (56)         Executive Vice President of the Company
                             since 1986; Executive Vice President of
                             Centennial Bank since 1982.

Michael J. Nysingh (43)      Chief Financial Officer of the Company
                             since 1985; Acting Chief Financial
                             Officer of the Company from 1982 to
                             1985; Senior Vice President of
                             Centennial Bank since January 1995; Vice
                             President of Centennial Bank from 1982
                             through 1994; Cashier of Centennial Bank since 1982; a director of Centennial
                             Mortgage since 1990; Chief Financial
                             Officer of Centennial Mortgage since
                             1988.

David M. Gazeley (46)        Senior Vice President of Centennial Bank
                             since 1992; Northern Region Manager of
                             Centennial Bank since January 1996;
                             Manager of Pacific Corporate Center
                             Office of Centennial Bank from May 1994
                             through December 1995; Manager of
                             Springfield Branch of Centennial Bank
                             from 1986 to April 1994; Vice President
                             of Centennial Bank from 1986 to 1992.

Thomas P. Widmer (46)        Senior Vice President and Manager of
                             Eugene Main Branch of Centennial Bank
                             since January 1995; Vice President and
                             Manager of Eugene Main Branch of
                             Centennial Bank from 1992 through 1994;
                             Vice President and Assistant Manager of
                             Eugene Main Branch of Centennial Bank
                             from 1989 to 1992; Vice President and
                             Manager of Valley River Branch of
                             Centennial Bank from 1988 to 1989;
                             Assistant Vice President and Manager of
                             Valley River Branch of Centennial Bank
                             from 1986 to 1988.

Dennis M. Carlson (50)       President and Chief Executive Officer of
                             Centennial Mortgage since 1988;
                             Executive Vice President of Centennial

                             Mortgage   from  1987  to  1988;   a
                             director  of   Centennial   Mortgage
                             since 1987; Senior Vice President of
                             Centennial  Bank  since  1990;  Vice
                             President  of  Centennial  Bank from
                             1982 to 1990.


EXECUTIVE COMPENSATION

          The following table sets forth certain information regarding compensation paid by the Company during 1995, 1994 and 1993 to Mr. Williams as the Company's Chief Executive Officer and to Mr. Peery and Mr. Gazeley as the only other executive officers whose aggregate salary and bonus in 1995 exceeded $100,000:


                                            Summary Compensation Table
                                            --------------------------
                                                                        Long-term
                                                                       compensation
                                       Annual compensation                awards
                                    -------------------------          ------------

                                                                         Number of
                                                                         securities
                                                                         underlying       All other
Name and principal                  Salary(1)        Bonus(2)             options       compensation
      position             Year       ($)              ($)                   (#)           ($)(3)
- ------------------         ----     ---------        --------            ---------      ------------


Richard C. Williams        1995      206,250          75,000                66,000           9,841
  President and Chief      1994      187,369          60,000                  --            11,917
  Executive Officer of     1993      165,650          60,000                22,000          12,834
  the Company

Ron R. Peery               1995      110,000          35,000                  --             7,382
  President and Southern   1994       98,250          30,000                  --             8,083
  Region Manager of        1993       90,000          25,000                16,500           6,666
  Centennial Bank

David M. Gazeley           1995       78,865          38,190                 --              7,595
  Senior Vice President    1994       72,624          26,817                 --              7,120
  and Northern Region      1993       58,000          22,336                 --              3,937
  Manager


(1) Includes amounts contributed by the named executive officer to the Employee Savings Plan.

(2) Includes bonuses paid or to be paid during the subsequent year but attributable to the year indicated.

(3) Consists of the Company's contributions to the Employee Savings Plan for the benefit of the named executive officers.

          The following table sets forth information regarding the option to purchase the Company's Common Stock that was granted during 1995:



                                           Option Grants in Fiscal 1995
                                           ----------------------------

                                                                                                Potential
                                                                                                realizable
                           Number of        % of total                                           value at
                           securities         options                                        assumed annual
                           underlying        granted to     Exercise                         rates of stock
                             options        employees in    or base    Expiration          price appreciation
                             granted         fiscal year     ($/Sh)        date               for option term
                           ----------       ------------    --------   ----------          ------------------

                                                                                             5%($)       10%($)
                                                                                             -----       ------

Richard C. Williams         66,000(1)          100%          $10.57(2)    11/21/2015       $1,153,000    $3,995,000


(1) The option granted to Mr. Williams becomes exercisable as to one-third of the option shares on September 30 each year, commencing on September 30, 1996, until fully vested. Exercise of the option may be accelerated if the Company is acquired by another corporation. The option grant is subject to approval of the 1995 Stock Incentive Plan at this annual meeting. The option is a nonstatutory stock option, and may be transferred within the limits described under "Transferability" on page 20 of this Proxy Statement.

(2) The exercise price was equal to the fair market value of the underlying Common Stock on the date of grant. The option is not currently exercisable. Consequently, the dollar value of the benefit to Mr. Williams will depend on the excess of the market price of the Common Stock over the exercise price at the date of exercise, and cannot be determined at this time. The market value of the Common Stock (i.e., the closing price) on March 25, 1996 was $12.25 per share.


          The following table sets forth information regarding option exercises during 1995 and option holdings at December 31, 1995 by each executive officer named in the Summary Compensation Table:



                                  Aggregated Option Exercises in Last Fiscal Year
                                  -----------------------------------------------
                                         and Fiscal Year-End Option Values
                                         ---------------------------------

                            Shares                                              Value of unexercised in-the-
                           acquired                   Number of unexercised          money options at
                             on      Value            options at FY-End(#)               FY-End($)(1)
                           exercise  realized         ---------------------     ----------------------------
Name                          (#)      ($)           Exercisable  Unexercisable Exercisable      Unexercisable
- -------------------        --------- --------        -----------  ------------- -----------      -------------


Richard C. Williams         23,217   $192,046         42,587        75,978       $354,798         $143,660

Ron R. Peery                11,053    91,437          25,579         7,483        193,279           34,389

David M. Gazeley             2,934    12,809           2,936         8,803         13,494           40,460


(1) On December 31, 1995, the closing price of the Company's Common Stock was $12.05. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between that amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

INCENTIVE STOCK OPTION PLANS

          At the 1994 annual meeting of shareholders, shareholders approved the Restated 1993 Incentive Stock Option Plan (the "1993 Incentive Plan"). Under the 1993 Incentive Plan, shares of Common Stock are reserved for issuance at their fair market value at the date of the option grant. Options vest in accordance with the vesting schedule set at the time the options are granted. Options expire ten years after the date of grant and are subject to earlier cancellation in the event an optionee ceases to be an employee. At December 31, 1995, 214,219 shares were reserved under the 1993 Incentive Plan, including 18,274 shares available for future grant. Options covering a total of 195,945 shares were outstanding under the 1993 Incentive Plan at December 31, 1995, of which 104,778 shares were then exercisable.

          In addition to the options outstanding under the 1993 Incentive Plan, at December 31, 1995, options covering 47,512 shares were outstanding under the 1983 Incentive Stock Option Plan, all of which were then exercisable. No additional grants may be made under that plan.

          Shareholders are being asked to approve the 1995 Stock Incentive Plan at this annual meeting. A total to 220,000 shares of Common Stock have been reserved for issuance under that plan. See pages 18 to 23 for a description of this plan. An option covering 66,000 shares has been granted under the 1995 Stock Incentive Plan, subject to shareholder approval of the plan.


NONEMPLOYEE DIRECTORS STOCK OPTION PLANS

          At the 1994 annual meeting of shareholders, the Company's shareholders approved the Restated 1993 Stock Option Plan for Nonemployee Directors (the "1993 Directors Plan"). Under the 1993 Directors Plan, shares of Common Stock are reserved for issuance to nonemployee directors of the Company and its subsidiaries at their fair market value at the date of grant and become exercisable to the extent of one-third of the optioned shares per year, with credit given for prior service. Options expire ten years after the date of grant and are subject to earlier cancellation in the event an optionee ceases to be a director. At December 31, 1995, 139,383 shares were reserved under the 1993 Directors Plan, including 37,205 shares available for future grant. Options covering a total of 102,178 shares were outstanding under the 1993 Directors Plan at December 31, 1995, of which 70,461 shares were then exercisable.

          In addition to the options outstanding under the 1993 Directors Plan, at December 31, 1995, options covering 55,497 shares were outstanding under the 1988 Nonemployee Directors

Stock Option Plan, all of which were then exercisable. No additional grants may be made under that plan.


EMPLOYEE SAVINGS AND PROFIT SHARING PLAN

          Centennial Bank implemented the Employee Savings Plan in 1986. Under the Plan, eligible employees may elect to contribute by payroll deductions 2% to 15% of their compensation, which will be matched by Centennial Bank up to 6% of compensation at a level determined annually by the Bank (60% of employee contributions were matched up to 6% of compensation during 1995). Income taxes on employee contributions will be deferred under current law as permitted by
Section 401(k) of the Internal Revenue Code, which imposes substantial restrictions governing the withdrawal of employee contributions. Employer contributions vest (become nonforfeitable) 20% after two years of service with the Bank and 20% per year thereafter, up to 100%. All of the executive officers were entitled to full vesting of employer contributions at December 31, 1995, due to past service with Centennial Bank.


COMPENSATION OF DIRECTORS

          Executive officers receive no compensation for serving as directors of the Company or Centennial Bank. All other directors receive $500 per month, except that the Chairs of the respective Boards receive $650 per month. Centennial Bank's Asset/Liability Committee meets weekly; nonemployee directors who serve on that committee receive $50 for each meeting attended.

          Each nonemployee director of the Company or any of its subsidiaries who is first elected to such position after December 1993 may, in the discretion of the Committee, receive a 10-year option to purchase up to 7,335 shares of Common Stock at the fair market value on the date of grant.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          All of the Company's executives also hold positions with Centennial Bank and receive all of their compensation from the Bank. The Bank has entered into intercompany agreements with the Company and Centennial Mortgage for reimbursement for certain compensation expenses to executive officers. Although compensation is paid by Centennial Bank, the Compensation Committee of the Company establishes the compensation to be paid to the Company's executive officers.

          The Company and its subsidiaries are engaged in a highly competitive industry. In order to succeed, the Company must be able to attract and maintain qualified executives. To achieve this objective, the Compensation Committee has structured executive compensation systems which include both a fixed base component and a contingent component tied to operating performance that the Committee believes enables the Company to attract and retain key executives.

          In 1995, as the Board of Directors reviewed the Company's strategic plans for the future, the Board determined that it would be in the best interests of the Company to renegotiate Mr. Williams' employment contract to extend its term. Central to the Board's interests were the long-term operation of the Company and succession of management. The new agreement is described at pages 15 to 16 of this Proxy Statement.

          In setting base compensation, the Compensation Committee considers the overall performance of each executive with respect to the duties and responsibilities assigned him. Further, periodic surveys are taken of compensation levels and benefit programs offered by other community banks and bank holding companies which provide the Committee with information on which to evaluate salary and compensation programs.

          The Compensation Committee maintains a philosophy that a significant element of compensation of executive officers, specifically including Mr. Williams, Mr. Peery and Mr. Gazeley shall be directly and materially linked to both operating and stock price performance. The benefit plans provided to the executive officers are designed to accomplish that goal. In particular, bonus compensation is available only to the extent that the Company meets or exceeds budgeted net income. In 1995, executive officers earned cash bonuses in specified amounts per executive, upon the achievement of specific performance measurements by the Company each quarter. In 1995, the performance measurements were: return on average assets; return on average equity; net interest margin; efficiency ratio; and growth objectives for total loans, total deposits and total assets. Cash bonuses for 1995 were paid 20% on the 15th day of April, July and October and 40% on January 15, 1996. Further, the value of stock options which have been granted to Mr. Williams, Mr. Peery and Mr. Gazeley and other executive officers is ultimately dependent entirely upon the market value of the Company's shares.

          The Compensation Committee believes that the base salary compensation provided to Mr. Williams, Mr. Peery, Mr. Gazeley and the other executive officers of the Company is appropriate and reasonable in light of such executives' duties, performance and responsibilities and that the contingent forms of compensation provided through bonuses and stock options provide additional, continuing incentives to executives in appropriate circumstances and are consistent with the benefits derived by shareholders of the Company.

          This report is submitted by the members of the Compensation Committee of Centennial Bancorp:

                             Compensation Committee

                                  Brian B. Obie
                                Robert L. Newburn
                                 Cordy H. Jensen
                                  Dan Giustina


                             STOCK PERFORMANCE GRAPH

          The graph below compares the yearly percentage change in the cumulative shareholder return on the Company's Common Stock during the five years ended December 31, 1995, with the (i) All Nasdaq U.S. Stocks Index as reported by the Center for Research in Security Prices and (ii) Nasdaq Bank Index as reported by the Center for Research in Security Prices. This comparison assumes $100 was invested on December 31, 1990, in the Company's Common Stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all shares issued pursuant to stock dividends and stock splits.

          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHICS


                                                         PERIOD ENDING

                          12/31/90     12/31/91     12/31/92     12/31/93     12/30/94     12/29/95
                     ------------------------------------------------------------------------------

Nasdaq CRSP Bank            100.00      164.09       239.98       272.39       271.41       404.35
Centennial Bncp-OR          100.00      152.26       236.60       297.74       299.38       495.27
Nasdaq Total Return         100.00      160.56       186.86       214.51       209.68       296.30


          The stock performance shown on the graph above is not necessarily indicative of future performance. The Company will not make nor endorse any predictions as to future stock performance.


EMPLOYMENT AGREEMENTS

          The Company has an employment agreement with Mr. Williams (the "Williams Agreement"). Centennial Bank has a deferred compensation agreement with Mr. Peery (the "Peery Agreement").

         RICHARD C. WILLIAMS

          The Williams Agreement commenced on October 1, 1995 and terminates on December 31, 2001. The Williams Agreement supersedes and replaces a five-year agreement that would have terminated on September 30, 1996.

          The Williams Agreement provides for a base salary of $225,000 for the 12 months ending September 30, 1996, increasing to a base salary of $250,000 for the 12 months ending September 30, 1997 and for amounts approved by the Company's Board of Directors for periods after September 30, 1997, but not less than $250,000 for each 12-month period.

          In addition to the base salary for Mr. Williams described above, the Williams Agreement provides for a cash bonus for each calendar year if the Company and/or Mr. Williams reach certain objectives determined by the Board of Directors before the beginning of that year. Any cash bonus is payable 20% on the 15th day of April, July and October and 40% on the 15th day of the following January with the first payment due April 15, 1996. Assuming the objectives are met, the cash bonus will be $100,000 for the year ending December 31, 1996, $100,000 for the year ending December 31, 1997 and amounts approved by the Board of Directors for the periods after December 31, 1997, but not less than $25,000 per calendar quarter.

          The Williams Agreement also acknowledges the grant to Mr. Williams of an option to purchase 66,000 shares of the Company's Common Stock under the 1995 Stock Incentive Plan, subject to the approval of such plan at this annual meeting of shareholders. That option is described on page 10 of this Proxy Statement. The Williams Agreement also provides for disability income benefits in the event Mr. Williams should become disabled.

          In the event of termination of employment by the Company for "cause" or by Mr. Williams without "good reason," as such terms are defined in the Williams Agreement, Mr. Williams is entitled to the payment of base salary, cash bonus and benefits only through his termination date, plus vested deferred compensation. In the event of termination of employment by the Company without cause or by Mr. Williams for good reason, Mr. Williams is entitled to the payment of his base salary, cash bonus, and benefits through the end of the term of the Williams Agreement, plus all deferred compensation.

          The Williams Agreement provides for deferred compensation in an amount equal to $2,100,000 (8.4 times Mr. Williams' base salary of $250,000). The deferred compensation is fully vested unless employment is terminated by the Company for cause or by Mr. Williams without good reason, in which case the deferred compensation is vested 95% until October 1, 1996 on which date the deferred compensation will become fully vested. The deferred compensation is payable in installments beginning at the earliest to occur of the following: (1) December 31, 2001; (2) the date of Mr. Williams' death; (3) the termination of his employment unless terminated by reason of disability; or (4) the date of the last payment to be made under a disability income insurance policy.

          The Williams Agreement provides that for periods after September 30, 1997 or the date a new chief executive officer of the Company is hired, whichever occurs later, Mr. Williams will be deemed to have fulfilled his full-time service obligation if he devotes time equivalent to three-fourths of a full-time schedule to his duties with the Company. In addition, Mr. Williams is permitted to take a single leave of absence of up to 180 days, which may not commence until a new chief executive officer is hired and which is expected to be completed prior to December 31, 1998. He will receive full compensation and benefits during such leave of absence.

          For a period of three years following Mr. Williams' termination of employment, unless such termination was by the Company without cause, or by Mr. Williams for good reason, or as a result of any acquisition of a majority of the stock or assets of the Company by a third party, Mr. Williams cannot, without the consent of the Board of Directors, engage in or enter into any business or perform services for another business that is in substantial competition with the Company.

         RON R. PEERY

          Centennial Bank entered into the Peery Agreement in 1989. It provides for deferred compensation in the amount of $350,000, subject to vesting based upon Mr. Peery's length of continued employment by Centennial Bank. His employment may be terminated by Centennial Bank or Mr. Peery at any time for any reason. The deferred compensation was 85% vested at March 31, 1996, with an additional 5% vesting each year thereafter through March 31, 1999. The deferred compensation is payable in installments beginning at the date of Mr. Peery's death if he dies before age 60, or at the later of age 60 or the termination of his employment. Mr. Peery also is eligible for group benefits provided to other employees or executive officers.


                              CERTAIN TRANSACTIONS

          Certain of the directors and executive officers of the Company and its subsidiaries, members of their immediate families, and certain companies with which such individuals are associated are customers of and have banking transactions with Centennial Bank in the ordinary course of business. Centennial Bank expects to have such banking transactions in the future. All credit transactions with these parties in excess of $25,000 must be approved by
Centennial Bank's Asset/Liability Committee and ratified by its Board of Directors. All outstanding loans and commitments to loan to those parties were made in compliance with applicable laws and on substantially the same terms (including interest rates and collateral) as those prevailing for Centennial Bank at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers of the Company and of Centennial Bank must comply with federal and state laws, which generally prohibit any preferential terms or rates.

          Broadway & Oak Associates, of which Mr. Giustina is a partner, purchased property from Centennial Bank in September 1994 for $1,425,000. Prior to the sale, the property was appraised by Duncan, Morgan & Brown of Eugene, Oregon at slightly less than $1,425,000. Centennial Bank purchased the land and building in 1989 for $1,100,000. The property was used as the Bank's temporary Head Office during the period of construction of its current facilities.


                 COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

          Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires that all executive officers and directors of the Company and all persons who beneficially own more than 10% of the Company's Common Stock file an initial report of their ownership of the Company's securities on Form 3 and report changes in their ownership of the Company's securities on Form 4 or Form 5. These filings must be made with the Securities and Exchange Commission and the National Association of Securities Dealers with a copy sent to the Company.

          Based solely upon the Company's review of the copies of the filings that it received with respect to the fiscal year ended December 31, 1995, and written representations from certain reporting persons, the Company believes that all reporting persons made all required
Section 16 filings with respect to 1995 on a timely basis.


                                   PROPOSAL 2

                                   APPROVAL OF
                            1995 STOCK INCENTIVE PLAN

          The Board of Directors has adopted, subject to shareholder approval, the 1995 Stock Incentive Plan (the "Plan"). The Plan is intended to provide a means by which select employees, directors and consultants may be given an opportunity to acquire stock of the Company. The Plan authorizes the grant of incentive stock options (options that qualify under Section 422 of the Internal Revenue Code), nonstatutory stock options and restricted stock awards, or any combination of the foregoing.

          The following is a summary of the basic provisions of the Plan. A complete copy of the Plan is attached as Exhibit A, and the following discussion is qualified by reference to Exhibit A.


ADMINISTRATION

          The Plan will be administered by the Compensation Committee (the "Committee"). The Committee will determine the persons to whom awards will be made under the Plan, when awards will be granted, the amount of the awards, and other terms and conditions of the awards. The Committee may also waive or modify any restriction with respect to an award. The Committee will promulgate rules and regulations for the operation of the Plan, will interpret the Plan and related agreements and will generally supervise the administration of the Plan.


ELIGIBILITY

          Employees, directors (including nonemployee directors) and consultants are eligible to participate in the Plan. Only employees are eligible to receive incentive stock options.

          At the date of this Proxy Statement, approximately 45 officers and 12 nonemployee directors of the Company and its subsidiaries are eligible to participate in the Plan. Each person selected by the Committee to receive an award under the Plan must be a person the Committee believes has made or will make an important contribution to the Company. In determining to make awards under the Plan, the Committee may take into account the nature of the services rendered by the individual, the person's present and potential contribution to the success of the Company, and such other factors as the Committee deems relevant.


NUMBER OF SHARES COVERED BY PLAN

          The Company may issue up to 220,000 shares of Common Stock under the Plan (including 66,000 shares issuable to Mr. Williams under an option granted under the Plan in November 1995, subject to shareholder approval of the Plan).


TERM OF PLAN; AMENDMENT OF PLAN

          Subject to shareholder approval, the Plan was approved by the Board of Directors in November 1995 and will remain in effect until all awards granted under the Plan have been satisfied or expired. However, no awards may be granted under the Plan after November 21, 2005. To the extent that an award lapses or terminates, any shares of Common Stock subject to such award shall again be available for the grant of an award under the Plan.

          Generally, the Board of Directors of the Company may amend, modify or terminate the Plan at any time subject to the requirement for shareholder approval of certain material changes.


STOCK OPTIONS

          The term of each option granted under the Plan shall be as specified by the Committee at the date of grant, except that no incentive stock option will have a term of more than ten years from the date of grant. No incentive stock option will be granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price is at least 110% of the fair market value of the Common Stock at the time of the grant and the term of the option is no more than five years from the date of grant.

          The Committee will determine the exercise price for all stock options. The exercise price for incentive stock options will be not less than the fair market value of the underlying Common Stock on the date of grant.

          The exercise price of an option or portion thereof shall be paid in full at the time of exercise in the manner prescribed by the Committee.

          In the event of the death of other termination of an optionee's employment with the Company, the Plan provides that the optionee's options may be exercised for specified periods thereafter (one year in the case of termination by reason of death or disability and three months in the case of termination for any other reason), but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The Plan also provides that, at the time of grant or at any time thereafter, the Committee may extend the three-month and one-year post-termination exercise periods for any period up to the expiration date of the option and may increase the portion of the option that is exercisable.


RESTRICTED STOCK

          The Committee may grant awards of restricted Common Stock under the Plan. The Committee will determine the persons to receive restricted stock awards and will determine the amount and form of any payment due for the restricted stock. The Committee also will establish a restriction period for such awards during which the holder will have rights to receive dividends, vote the Common Stock, and enjoy all other shareholder rights except custody of the stock certificate and transfer rights. The restricted stock awards will be subject to such other restrictions as the Committee may determine. Such awards are subject to forfeiture for breach of the terms and conditions of the restricted stock agreement entered into at the time of such award.


TRANSFERABILITY

          An award will not be transferable otherwise than by will or the laws of descent and distribution, unless the assignment or transfer: (i) is of a nonstatutory stock option; (ii) is not made for consideration; (iii) is consented to by the Committee; and (iv) does not cause the Plan to lose its qualification under SEC Rule 16b-3. At the date the Plan was approved by the Board, the following additional transfers of nonstatutory stock options could be made without causing the Plan to lose its qualification under Rule 16b-3: (i) transfers pursuant to qualified domestic relations orders; (ii) transfers to members of the optionee's immediate family (i.e., children, grandchildren and spouses); (iii) transfers to trusts for the benefit of such family members; and
(iv) transfers to partnerships whose only partners are such family members.

CHANGES IN CAPITAL STRUCTURE

          If any recapitalization, reclassification, stock split, combination of shares or stock dividend causes the Company's outstanding Common Stock to increase or decrease or to be changed into a different number or kind of securities of the Company or any other corporation, the Committee will make appropriate adjustments in the number and kind of shares available for awards under the Plan and in the number and kind of shares as to which outstanding options will be exercisable, such that the optionee's proportionate interest before and after the event is maintained.

          In the event of the dissolution of the Company, or a merger, consolidation, plan of exchange or similar transaction affecting the Company, in lieu of making the adjustment described immediately above, or in lieu of having the options continue unchanged, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options in whole or in part without any limitation on exercisability. Upon the expiration of any such 30-day period, all unexercised options will immediately terminate. Notwithstanding the foregoing, if an optionee is subject to Section 16(b) of the 1934 Act and, if the dissolution, merger, etc. occurs less than six months after the date an option is granted, the exercise of the option will not be accelerated, unless such acceleration is approved by both the Committee and the optionee, if acceleration would cause the grant or the exercise of the option to be deemed a purchase subject to Section 16(b) of the 1934 Act and the regulations promulgated thereunder.


FEDERAL TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS

          Certain options authorized to be granted under the Plan are intended to qualify as "incentive stock options" for federal income tax purposes. Under federal income tax law in effect as of the date of this Proxy Statement, an optionee will recognize no income upon the grant or exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the shares acquired within two years following the date of grant and within one year following the date of exercise, capital gain or loss will be realized upon the subsequent disposition of the shares. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year or the two-year holding period specified in the foregoing sentence (a "disqualifying disposition"), the employee will realize ordinary income in an amount equal to the lesser of: (i) the excess of the fair market value of the shares on the date of exercise over the exercise price; or (ii) the excess of the fair market value of the shares on the date of disposition over the exercise price. Any additional gain realized upon the disqualifying disposition will constitute capital gain. The Company will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee realizes ordinary income.

         NONSTATUTORY STOCK OPTIONS

          Certain options authorized to be granted under the Plan will be treated as nonstatutory stock options for federal income tax purposes. Under federal income tax law in effect as of the date of this Proxy Statement, no income is realized by the holder of a nonstatutory stock option until the option is exercised. At the time of exercise, the optionee will realize income, and the Company will be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon the Company withholding income taxes on such income. Upon the sale of shares acquired upon exercise of a nonstatutory stock option, the employee will realize capital gain or loss equal to the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise.

         RESTRICTED STOCK

          Restricted stock awarded under the Plan, which is transferable or not subject to a substantial risk of forfeiture, will be taxable as ordinary income equal to the excess of the fair market value of the shares received (determined as of the date of the award) over the amount, if any, paid for the shares by the participant. The Company will be entitled to a tax deduction in the same amount, if the Company withholds income taxes on the participant's income.

          In the case of restricted shares that are not transferable and are subject to a substantial risk of forfeiture on the date of issuance, the participant will generally recognize ordinary income equal to the excess of the fair market value of shares received (determined as of the date on which the shares either become transferable or are not subject to a substantial risk of forfeiture) over the amount, if any, paid for the shares. The Company will be entitled to a tax deduction in the same amount, if the Company withholds income taxes on the participant's income. A participant may elect to recognize income when the shares are received, rather than upon the expiration of the transfer restriction or risk of forfeiture, and, in such event, the amount of ordinary income will be determined as of the date of issuance rather than upon expiration of the applicable restriction. The Company's tax deduction will be determined at the same time.


EXPENSES

          The Company will pay all the costs and expenses of administering the Plan.


FUTURE AWARDS UNDER THE PLAN

          The Committee has granted one option under the Plan, subject to shareholder approval of the Plan. That option, which was granted to Mr. Williams, is described on page 10 of this Proxy Statement. As of the date of this Proxy Statement, the Committee has not decided to make any other awards under the Plan. Therefore, except for the option granted to Mr. Williams, the number and type of awards to be granted under the Plan to any particular individual cannot be determined at this time.


SHAREHOLDER APPROVAL

          The affirmative vote of a majority of the shares of Common Stock present in person or represented by a proxy at the annual meeting is required to approve the Plan. In determining whether the Plan has received the requisite number of affirmative votes, unexecuted proxies, abstentions and broker nonvotes are deemed present at the meeting and, therefore, will have the same effect as a vote against the proposal.

          The Board of Directors recommends that the Plan be approved.


                                 OTHER BUSINESS

          The Company's management knows of no other matters to be brought before the meeting for a vote. However, if other matters are presented for a vote at the meeting, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters. At the meeting, management will report on the Company's business, and shareholders will have an opportunity to ask questions.

                      INFORMATION AVAILABLE TO SHAREHOLDERS

          The Company's 1995 Annual Report is being mailed to shareholders with this Proxy Statement. Additional copies of the Annual Report and the Company's Form 10-K filed with the Securities and Exchange Commission may be obtained without charge from Michael J. Nysingh, Chief Financial Officer, Centennial Bancorp, 675 Oak Street, P.O. Box 1560, Eugene, Oregon 97440.

          The Company welcomes the views of its shareholders on its activities and performance. Shareholders who cannot attend the annual meeting personally may use the enclosed proxy card to ask questions or make comments.


                                    AUDITORS

          Coopers & Lybrand LLP, independent auditors, were selected by the Board of Directors to conduct an audit of the Company's financial statements for the year ended December 31, 1995.

          Representatives of Coopers & Lybrand LLP will be at the annual meeting and will have an opportunity to make a statement if they desire to do so and answer any appropriate questions concerning their report. However, management has been advised that the representatives of Coopers & Lybrand LLP do not plan to make a statement.

          The Company will appoint at a later date independent auditors to audit the Company's financial statements for the 1995 fiscal year. The Board of Directors will review the scope of any such audit and other assignments given to the auditors to assess whether such assignments would affect their independence.


                            PROPOSALS OF SHAREHOLDERS

          Shareholders wishing to present proposals for action at the Company's 1997 annual meeting of shareholders must submit the proposals for inclusion in the Company's proxy statement not later than December 5, 1996.

April 4, 1996

                                   EXHIBIT A


                               CENTENNIAL BANCORP

                            1995 STOCK INCENTIVE PLAN

                        Adopted by the Board of Directors
                              on November 22, 1995


                                   I. PURPOSE

             The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants may be given an opportunity to acquire stock of the Company. The Company, by means of the Plan, seeks to retain the services of persons who are currently Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonstatutory Stock Options and Restricted Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular person as provided herein.

                                 II. DEFINITIONS

     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

          a. "1934 ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

          b.  "AWARD"  means,  individually  or  collectively,   any  Option  or
     Restricted Stock Award.

          c. "BOARD" means the Board of Directors of Centennial Bancorp.

          d. "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any such section.

          e. "COMMITTEE" means not less than two members of the Board who are selected by the Board as provided in Paragraph A of Article IV.

          f. "COMMON STOCK" means the shares of Common Stock of the Company, with par value of $2.00 per share.

          g. "COMPANY" means Centennial Bancorp and any Parent and Subsidiary of Centennial Bancorp.

          h. "CONSULTANT" means any person, including an adviser, engaged by the Company to render services and who does not render such services as an Employee or Director.

          i. "DIRECTOR" means an individual elected to the Board by the shareholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

          j. "DISABILITY" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          k. "EMPLOYEE" means any person (including a Director) in an employment relationship with the Company.

          l. "FAIR MARKET VALUE" means, as of any specified date:

                    (i) If the Common Stock is listed on any  established  stock exchange, its fair market value shall be the closing sale price of the Common Stock (or the average of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common
               Stock) on the business day preceding the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                    (ii) If the Common  Stock is quoted on the  National  Market
               System of the National Association of Securities Dealers, Inc. Automated Quotation (Nasdaq) System, its fair market value shall be the average of the closing bid and asked prices for the Common Stock on the business day preceding the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                    (iii) In the absence of an established market for the Common
               Stock, the fair market value thereof shall be determined in good faith by the Committee.

          m. "HOLDER" means an Employee, Consultant or a Director who has been granted an Award, and any assignee or transferee of such person as permitted under the Plan.

          n. "INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of Section 422 of the Code.

          o. "NONSTATUTORY STOCK OPTION" means a stock option other than an Incentive Stock Option.

          p. "OPTION" means an Award described in Article VII of the Plan.

          q. "OPTION AGREEMENT" means a written agreement between the Company and a Holder with respect to an Option.

          r. "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          s. "PLAN" means the 1995 Stock Incentive Plan of Centennial Bancorp, as set forth herein and as may be hereafter amended from time to time.

          t. "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

          u. "RESTRICTED STOCK AWARD" means an Award described in Article VIII of the Plan.

          v. "RULE 16B-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function.

          w. "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code; namely, any corporation in which the Company directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

                  III. EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall be effective as of November 22, 1995, the date of its adoption by the Board, subject to its ratification and approval by the shareholders of Centennial Bancorp on or before November 21, 1996. Until the Plan has been approved by shareholders, any Awards made under the Plan shall be conditioned upon such approval. No Awards may be granted under the Plan after November 21, 2005. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                               IV. ADMINISTRATION

     A. COMPOSITION OF COMMITTEE. The Plan shall be administered by a committee which shall be (i) appointed by the Board and (ii) constituted so as to permit the Plan to comply with Rule 16b-3. Except as may be permitted without causing the Plan to lose its qualification under Rule 16b-3, no member of the Committee shall be eligible to receive an Award under the Plan and no person who has received an Award in the preceding year shall be eligible to serve on the Committee.

     B. AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine: (i) which Employees, Directors and Consultants shall receive Awards; (ii) the time or times when Awards shall be granted; (iii) the type or types of Awards to be granted; and (iv) the number of shares of Common Stock which may be issued under each Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. The Committee shall also have such additional powers as are delegated to it by the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry the Award into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

     C. LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

     D. COSTS OF PLAN. The costs and expenses of administering the Plan shall be borne by the Company.

                                 V. ELIGIBILITY

     Employees, Directors and Consultants are eligible to receive Options and Restricted Stock Awards; provided, however, only Employees are eligible to receive Incentive Stock Options.

Members of the Committee shall be eligible to receive Awards only to the extent provided in Paragraph A of Article IV. Any Award may be granted on more than one occasion to the same person, and may include an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, or any combination thereof.

                         VI. SHARES SUBJECT TO THE PLAN

     A. AGGREGATE NUMBER OF SHARES. Subject to Article IX, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 200,000 shares. Shares shall be deemed to have been issued under the Plan only
(i) to the extent actually issued and delivered pursuant to an Award, or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan.

     B. STOCK OFFERED. The stock to be offered pursuant to the grant of any Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                                  VII. OPTIONS

     A. OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant, except that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date of grant of such Incentive Stock Option.

     B. LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     C. SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000, such Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, unless
(i) at the time such Option is granted the exercise price is at least 110 percent of the Fair

Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

     D. SEPARATE STOCK CERTIFICATES. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonstatutory Stock Option.

     E. OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value (as of the exercise date of the Option) equal to such exercise price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly executed written notice, directs: (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which the Holder is entitled upon exercise of the Option; (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm; and
(iii) the delivery of the exercise price from sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to: (a) vesting of Options; (b) tax matters (including provisions covering any applicable employee wage withholding requirements); and (c) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

     F. EXERCISE PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price (i) shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted if the Option is an Incentive Stock Option and (ii) shall be subject to adjustment as provided in Article IX. An Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of an Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

     G. TERMINATION OF EMPLOYMENT OR SERVICE.

          1. In the event the employment or service of a Holder of an Option by the Company terminates for any reason other than because of Disability or death, such Option may be exercised at any time prior to the expiration date of the

         Option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option at the date of such termination.

          2. In the event the employment or service of a Holder of an Option by the Company terminates because of Disability, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option at the date of such termination.

          3. In the event of the death of a Holder of an Option while employed by or providing service to the Company, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option on the date of death. An Incentive Stock Option may be exercised only by the person or persons to whom such Holder's rights under the Option shall pass by the Holder's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

          4. The Committee, at the time of grant or at any time thereafter, may extend the three-month and one-year post-termination exercise periods any length of time not later than the original expiration date of the Option, and may increase the portion of the Option that is exercisable, subject to such terms and conditions as the Committee may determine.

          5. To the extent that the Option of any deceased Holder or of any Holder whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Common Stock pursuant to such Option shall cease and terminate.

     H. RIGHTS AS A SHAREHOLDER. The Holder of an Option under the Plan shall have no rights as a shareholder with respect to the Common Stock subject to such Option until the date of issue to the Holder of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

     I. OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become Employees as a result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

     J. RESTRICTION ON SALE. Unless otherwise permitted by the Committee, if an officer subject to Section 16 of the 1934 Act or a Director exercises an Option within six months of the grant of the Option to such person, the shares acquired upon exercise of the Option may not be sold until six months after the date of grant of the Option; provided, however, that, with respect to Options granted subject to shareholder approval of the Plan, the six-month period shall commence upon such shareholder approval.

                          VIII. RESTRICTED STOCK AWARDS

     A. RESTRICTION PERIOD. At the time a Restricted Stock Award is granted, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph B of this Article VIII or by Article IX.

     B. OTHER TERMS AND CONDITIONS. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that: (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired; (ii) the Company shall retain custody of the stock certificate during the Restriction Period; (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period; and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. Stock dividends issued with respect to Common Stock awarded pursuant to a Restricted Stock Award shall be treated as additional Common Stock covered by the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service (by retirement, Disability, death or otherwise) of a Holder prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement entered into in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to: (i) vesting of Awards;
(ii) tax matters (including provisions (x) covering any applicable employee wage withholding requirements and (y) prohibiting an election by the Holder under Section 83(b) of the Code); and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. Unless otherwise permitted by the Committee, if an officer subject to
Section 16 of the 1934 Act or a Director receives a Restricted Stock Award, shares issued pursuant to such Award may not be sold until six months after the date of the Award.

     C. PURCHASE PRICE AND PAYMENT. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that, in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

     D. RESTRICTED STOCK AGREEMENT.  At the time any Award is granted under this
Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                        IX. CHANGES IN CAPITAL STRUCTURE

     A. If the outstanding Common Stock is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for Awards. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, so that the Holder's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive. Any adjustment provided for in this Paragraph A of Article IX shall be subject to any required shareholder action. In the event of dissolution of the Company or a merger, consolidation, plan of exchange or similar transaction affecting the Company, in lieu of providing for Options as provided above in this Paragraph A of Article IX or in lieu of having the Options continue unchanged, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which Holders shall have the right to exercise Options in whole or in part without any limitation on exercisability and upon the expiration of such 30-day period all unexercised Options shall immediately terminate. Notwithstanding the foregoing, if the Holder of an Option is subject to Section 16(b) of the 1934 Act and if such event occurs less than six months after the date the Option is granted, the exercise of the Option shall not be accelerated, unless such acceleration is approved by both the Committee and the Holder, if such acceleration would cause the grant or the exercise of the Option to be deemed a purchase subject to Section 16(b) of the 1934 Act and the regulations promulgated thereunder.

     B. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities senior to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     C. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards previously granted or the exercise price per share, if applicable.

                    X. AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not previously been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Award previously granted may be made which would impair the rights of the Holder without the consent of the Holder; provided further, that the Board may not, without approval of the shareholders, amend the
Plan:

          (a) to increase the maximum number of shares which may be issued on grant or exercise of an Award, except as provided in Article IX;

          (b) to change the price at which an Award may be granted or exercised;

          (c) to change the class of individuals eligible to receive Awards;

          (d) to extend the maximum period during which Awards may be granted under the Plan; or

          (e) to decrease any authority granted to the Committee hereunder if such change would cause the Plan to lose its qualification under Rule 16b-3.

                                XI. MISCELLANEOUS

     A. NO RIGHT TO AN AWARD. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, a Consultant or a Director any right to be granted an Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement or Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

     B. NO EMPLOYMENT RIGHTS CONFERRED. Nothing in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or (ii) interfere in any way with the right of the Company to terminate the Employee's employment (or service as a Director, in accordance with applicable corporate law, or service as a Consultant) at any time for any reason, with or without cause.

     C. OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     D. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award granted under the Plan. No Employee, Consultant, Director, beneficiary or other person shall have any claim against the Company as a result of any such action.

     E. RESTRICTIONS ON TRANSFER. An Award shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, that, with the consent of the Committee, Nonstatutory Stock Options may be assigned or transferred, if such assignment or transfer does not cause the Plan to lose its qualification under Rule 16b-3. (At the date the Plan was approved by the Board, the following additional transfers of Nonstatutory Stock Options could be made without causing the Plan to lose its qualification under Rule 16b-3: (i) transfers pursuant to qualified domestic relations orders; (ii) transfers to members of the Optionee's immediate family (i.e., children, grandchildren and spouses); (iii) transfers to trusts for the benefit of such family members; and
(iv) transfers to partnerships whose only partners are such family members.) No consideration may be paid for the transfer of any Nonstatutory Stock Option, and, after any permitted transfer, the Nonstatutory Stock Option shall continue to be subject to the same terms and conditions as were applicable to it immediately prior to its transfer. Before permitting any transfer, the Committee may require the transferee to agree in writing to be so bound. Unless otherwise permitted by the Committee, an officer subject to Section 16 of the 1934 Act or a Director may not transfer a Nonstatutory Stock Option within six months of the date of grant; provided, however, that, with respect to Nonstatutory Stock Options made subject to shareholder approval of the Plan, the six-month period shall commence upon such shareholder approval. Incentive Stock Options may be exercisable during the lifetime of the optionee only by the optionee, or by the optionee's guardian or legal representative.

     F. RULE 16B-3. It is intended that the Plan and, except as otherwise determined by the Committee, any grant of an Award made to a person subject to
Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3, as modified or amended from time to time. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3, except as the Committee shall otherwise determine with respect to any particular Award.

     G. GOVERNING LAW. To the extent that federal laws (such as the Code and the federal securities laws) do not otherwise control, the Plan shall be construed in accordance with the laws of the state of Oregon.

     H. HEADINGS. Headings contained in the Plan are for reference purposes and shall not affect the meaning or interpretation of the Plan.



                               /s/Cordy H. Jensen
                              ---------------------------------
                              Cordy H. Jensen, Secretary

                                   APPENDIX A


P                               CENTENNIAL BANCORP
                       675 Oak Street, Eugene, Oregon 97401
R
                    Annual Meeting of Shareholders, May 15, 1996
O
               PROXY - SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X

Y The undersigned shareholder of Centennial Bancorp hereby appoints Brian B. Obie and Richard C. Williams, and each of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned shareholder all shares of the common stock of Centennial Bancorp that the undersigned is entitled to vote at the annual meeting of shareholders of Centennial Bancorp to be held on May 15, 1996, and any adjournment or adjournments thereof, with respect to the following:

(Continued, and to be marked, dated and signed on the other side)


- --------------------------------------------------------------------------------
                                               FOLD AND DETACH HERE

                                                             Please mark your
                                                             votes as indicated
                                                            in this example  |X|

1.       ELECTION OF DIRECTORS

         NOMINEES:      Brian B. Obie, Robert L. Newburn, Dan
                        Giustina, Cordy H. Jensen and Richard C.
                        Williams

         INSTRUCTIONS:  WITHHOLD AUTHORITY TO VOTE FOR ANY
                        INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

         |  |     For all nominees listed (except as marked below to the
                  contrary).

         |  |     WITHHOLD AUTHORITY to vote for all nominees listed

2.       APPROVAL OF THE 1995 STOCK INCENTIVE PLAN

         |  | FOR                   |  | AGAINST                    |  | ABSTAIN

3.       DISCRETIONARY MATTERS

         The proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED FOR DIRECTOR, "FOR" APPROVAL OF THE 1995 STOCK INCENTIVE PLAN AND IN THE PROXIES' DISCRETION AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name appears. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature(s) --------------------------  Signature(s)---------------------------

Date-----------------------------------


- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                         ANNUAL MEETING OF SHAREHOLDERS

                               Centennial Bancorp
                           675 Oak Street - 2nd Floor
                                Eugene, OR 97401
                                  May 15, 1996
                                    3:00 P.M.